                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated August 1, 2000, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, Kansas City Life Insurance Company, a Missouri life insurance company, and Sunset Financial Services, Inc., is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                                            SEPARATE ACCOUNTS                CONTRACTS FUNDED BY THE
  FUNDS AVAILABLE UNDER THE POLICIES       UTILIZING THE FUNDS                  SEPARATE ACCOUNTS
  ----------------------------------    -------------------------   -----------------------------------------
           SERIES I SHARES

AIM V.I. Dent Demographic Trends Fund   Kansas City Life Variable   -    J146 (Variable Life)
AIM V.I. New Technology Fund            Life Separate Account,
                                        established April 24,       -    J150 (Survivorship VUL)
                                        1995, registration number
                                        033-95354                   -    J155 (Century II VUL Alliance
                                                                         Services)

                                                                    -    J158 (Century II Heritage
                                                                         Survivorship VUL)

                                        Kansas City Life Variable   -    J147 (Century II VA)
                                        Annuity Separate Account,
                                        established January 23,     -    J157 (Century II VA Affinity Series)
                                        1995, registration number
                                        033-89984                   -    J159 (Century II Freedom Variable
                                                                         Annuity)

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: October 31, 2002.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)

                                        KANSAS CITY LIFE INSURANCE COMPANY


Attest: /s/ William A. Schalekamp       By: /s/ Tracy W. Knapp
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)


                                        SUNSET FINANCIAL SERVICES, INC.


Attest: /s/ Gary K. Hoffman             By: /s/ Gregory E. Smith
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)


                                  Page 2 of 2